EXHIBIT 23.7

 H.J. Helwerda, B.Sc., P.Eng., FEC, FGC (Hon), President
 D.J. Carsted, CD,  B.Sc., P.Geol., Executive VP, CTO
 C.P. Six, B.Sc., P.Eng., Senior VP, Unconventional
 N.T. Stewart, B.A.Sc., P.Eng., Senior VP, Canada
 S.W. Pennell, B.S., P.Eng., VP, Engineering, International
 A.A. Szabo, B.Sc., P.Eng., VP, Engineering, Canada
 B.F. Jose, M.Sc., P.Geoph., VP, Geoscience, International
 K.P. McDonald, B.Comm., CA, CFO
 M.R. Van de Veen, QC, J.D., M.B.A., L.L.M.,
                                     General Counsel, Corporate Secretary

July 6, 2015
United States Securities and Exchange Commission
Re:	Teck Resources Limited — Consent
Dear Sirs:
We hereby consent to references to our firm’s name and use of our report under the heading “Description of the Business - Energy – Frontier Project,” “Description of the Business – Oil and Gas Resources – Frontier” and for “Schedule C – NI 51-101 Evaluation, Audit and Review Reports” and all other references to our name included or incorporated by reference in the registration statement on Form S-8 of Teck Resources Limited (the “Registration Statement”), filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.
We also consent to the references to our firm name under the heading “Interest of Named Experts and Counsel” in the Registration Statement.
Sincerely,

SPROULE UNCONVENTIONAL LIMITED

/s/ James A. Chisholm
Name:	James A. Chisholm, P.Eng.
Title:	Manager, Engineering and Partner